UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2017 (March 8, 2017)

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Albert Quay Cork, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 353-21-423-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of matters to a vote of security holders.

The 2017 Annual General Meeting of Shareholders of Johnson Controls International plc (the “Company”) was held on March 8, 2017 in Dublin, Ireland. At the meeting, the holders of 825,207,253 of the Company’s ordinary shares were represented in person or by proxy, constituting a quorum. At the meeting, shareholders voted on the following proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement dated January 20, 2017. The vote results detailed below represent final results.

Proposal No. 1 — Election of the Board of Directors

Proposal No. 1 was the election, by separate resolution, of each member of Board of Directors. The following individuals were elected to serve on the Board of Directors until the conclusion of the next annual general meeting.

Name	For	Against	Abstain	Broker Non-Vote
David P. Abney	752,882,224	4,898,057	4,032,305	63,394,684
Natalie A. Black	734,959,668	22,833,155	4,019,763	63,394,684
Michael E. Daniels	746,690,490	10,828,919	4,293,177	63,394,684
Brian Duperreault	750,198,350	7,256,108	4,358,128	63,394,684
Jeffrey A. Joerres	727,746,700	30,019,918	4,045,968	63,394,684
Alex A. Molinaroli	722,936,490	32,780,647	6,095,449	63,394,684
George R. Oliver	750,547,417	7,211,788	4,053,381	63,394,684
Juan Pablo del Valle Perochena	734,065,529	21,341,125	6,405,949	63,394,684
Jürgen Tinggren	751,807,681	5,778,002	4,226,903	63,394,684
Mark Vergnano	752,801,415	4,957,164	4,054,007	63,394,684
R. David Yost	746,168,516	11,333,301	4,310,769	63,394,684

Proposal No. 2.a — Ratify appointment of independent auditors

Proposal No. 2.a was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company. This proposal was approved by the requisite vote.

For	Against	Abstain
813,419,140	6,999,561	4,788,569

Proposal No. 2.b  — Authorize the Audit Committee to set the auditors’ remuneration

Proposal No. 2.b was a management proposal to authorize the Audit Committee of  the Board of Directors to  set the  auditors’ remuneration. This proposal was approved by the requisite vote.

For	Against	Abstain
809,958,055	8,645,864	6,603,351

Proposal No. 3 — Authorize the Company to make market purchases of Company shares

Proposal No. 3 was a management proposal to authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares. This proposal was approved by the requisite vote.

For	Against	Abstain
810,533,917	5,510,524	9,162,829

Proposal No. 4 — Determine the price range at which the Company can reissue treasury shares

Proposal No. 4 was a management proposal to determine the price range at which the Company can reissue shares that it holds as treasury shares. This proposal was approved by the requisite vote.

For	Against	Abstain
810,739,073	7,303,333	7,164,864

Proposal No. 5 — Non-binding advisory vote on executive compensation

Proposal No. 5 was a management proposal to approve, on an advisory basis, the compensation of the Company’s executives, as described in the Proxy Statement. This proposal was approved by the requisite vote.

For	Against	Abstain	Broker Non-Vote
482,463,735	272,209,590	7,139,261	63,394,684

Proposal No. 6 — Non-binding vote on the frequency of the vote on executive compensation

Proposal No. 6 was a management proposal to approve, on an advisory basis, the frequency of the executive compensation vote.  An annual vote was approved.

Annual	Biennial	Triennial	Abstain
740,260,777	2,013,790	14,708,013	4,830,006

Proposal No. 7 — Approval of the material terms of the performance goals under the Johnson Controls International plc 2012 Share and Incentive Plan (the “Plan”)

Proposal No. 7 was a management proposal to approve the material terms of the performance goals under the Plan, as amended and restated. This proposal was approved by the requisite vote.

For	Against	Abstain	Broker Non-Vote
728,850,028	28,814,891	4,147,667	63,394,684

Proposal No. 8 — Approval of the Board of Directors’ authority to allot shares

Proposal No. 8 was a management proposal to approve the Board of Directors’ authority to allot shares up to an aggregate nominal value of US$3,050,000, or approximately 33% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

For	Against	Abstain
800,892,846	16,819,833	7,494,591

Proposal No. 9 — Waiver of statutory pre-emption rights

Proposal No. 9 was a management proposal to approve the waiver by shareholders of their statutory pre-emption rights in the event of the issuance of ordinary shares for cash, if the issuance is limited to up to an aggregate nominal value of US$450,000, or approximately 5% of the Company’s issued ordinary share capital. This proposal was approved by the requisite vote.

For	Against	Abstain
800,136,410	17,027,875	8,042,985

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: March 9, 2017	By:	/s/ Matthew R.A. Heiman
	Name:	Matthew R.A. Heiman
	Title:	Vice President and Corporate Secretary